Exhibit 99.15

Johnson & Johnson Reports 2008 Third-Quarter Results:

Sales of $15.9 Billion Increased 6.4% Versus a Year Ago; EPS was $1.17
Excluding 2007 Special Items, 2008 Third-Quarter EPS Increased 10.4%*

New Brunswick, NJ (October 14, 2008) – Johnson & Johnson today announced sales of $15.9 billion for the third quarter of 2008, an increase of 6.4% as compared to the third quarter of 2007. Operational growth was 3.3% and the positive impact of currency was 3.1%. Domestic sales were up .4%, while international sales increased 13.1%, reflecting operational growth of 6.5% and a positive currency impact of 6.6%.

Net earnings and diluted earnings per share for the third quarter of 2008 were $3.3 billion and $1.17, respectively. The third quarter of 2007 included an after-tax restructuring charge of $528 million associated with a cost improvement program. Excluding this charge, net earnings for the current quarter and diluted earnings per share represent increases of 7.6% and 10.4%, respectively, as compared to the same period in 2007. *  The Company increased its earnings guidance for full-year 2008 to $4.50 - $4.53 per share, which does not include the impact of any in-process research and development charges or other special items.

“Johnson & Johnson continues to achieve solid earnings results despite the impact that generic products have had on our Pharmaceutical business,” said William C. Weldon, Chairman and Chief Executive Officer. “Of note was the strong sales performance of our Consumer segment and the solid sales results in our Medical Devices and Diagnostics segment.”

Worldwide Consumer sales of $4.1 billion for the third quarter represented a 13.1% increase over the prior year with operational growth of 9.4% and a positive impact from currency of 3.7%. Domestic sales increased 11.2%, while international sales increased 14.7%; 8.1% from operations and 6.6% from currency.

Sales results reflect the strong performance of the U.S. launch of ZYRTEC, an over-the-counter allergy treatment; LISTERINE antiseptic mouthrinse; international sales of Baby Care products; and the skin care lines of NEUTROGENA, CLEAN & CLEAR and AVEENO. Also contributing to growth were sales of DABAO, the leading moisturizer in China, which was acquired as part of the recently completed acquisition of Beijing Dabao Cosmetics Co., Ltd., a personal care products company.

Worldwide Medical Devices and Diagnostics sales of $5.7 billion for the third quarter represented an 8.8% increase over the prior year with operational growth of 5.6% and a positive impact from currency of 3.2%. Domestic sales increased 3.1%, while international sales increased 14.3%; 8.0% from operations and 6.3% from currency.

Primary contributors to the operational growth included Diabetes Care’s blood glucose monitoring and insulin delivery products; Ethicon Endo-Surgery’s minimally invasive products; Vistakon’s disposable contact lenses; Ortho-Clinical Diagnostics’ professional products; and DePuy’s orthopaedic joint reconstruction, sports medicine and trauma businesses. This growth was partially offset by lower sales in the Cordis franchise, reflecting new competitive entries in the drug-eluting stent market.

During the quarter, the Company announced that it had entered into a definitive agreement to acquire SurgRx, a privately held developer of the advanced bipolar tissue sealing system used in the EnSeal® family of devices.

              Worldwide Pharmaceutical sales of $6.1 billion for the third quarter represented an increase over the prior year of .2% with an operational decline of 2.5% and a positive  impact from currency of 2.7%. Domestic sales decreased 6.0%, while international sales increased 10.3%; 3.3% from operations and 7.0% from currency.

Sales growth reflects the strong performance of VELCADE, a treatment for multiple myeloma; REMICADE, a biologic approved for the treatment of a number of immune mediated inflammatory diseases; TOPAMAX, an antiepileptic and a treatment for the prevention of migraine headaches; and RISPERDAL CONSTA, an antipsychotic medication. Sales results of RISPERDAL were negatively impacted by generic competition.

During the quarter, the European Commission granted marketing authorization for INTELENCE, a next generation non-nucleoside reverse transcriptase inhibitor; DORIBAX, an antibiotic used as a treatment for complicated urinary tract infections, complicated intra-abdominal infections, and nosocomial pneumonia including ventilator-associated pneumonia; and for VELCADE, in combination with melphalan and prednisone, for the treatment of patients with previously untreated multiple myeloma. In addition, the Company submitted a New Drug Application to the U.S. Food and Drug Administration (FDA) for rivaroxaban, an investigational, oral, once daily anticoagulant for the prevention of deep vein thrombosis and pulmonary embolism in patients undergoing hip or knee replacement surgery. The Company also submitted a supplemental new drug application to the FDA for the combination of DOXIL and Taxotere® for the treatment of women with advanced breast cancer who have received prior anthracycline treatment. In July, the FDA granted pediatric exclusivity for TOPAMAX extending the marketing exclusivity through March 2009.

About Johnson & Johnson
Caring for the world, one person at a time…inspires and unites the people of Johnson & Johnson. We embrace research and science - bringing innovative ideas, products and services to advance the health and well-being of people. Our 119,400 employees at more than 250 Johnson & Johnson companies work with partners in health care to touch the lives of over a billion people every day, throughout the world.

* Net earnings and diluted earnings per share excluding special items, such as after-tax in-process research and development charges and restructuring charges, are non-GAAP financial measures and should not be considered replacements for GAAP results. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the accompanying tables to this release.

NOTE TO INVESTORS

Johnson & Johnson will conduct a meeting with financial analysts to discuss this news release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the meeting for investors and other interested parties may be accessed by visiting the Johnson & Johnson website at www.investor.jnj.com. A replay and podcast will be available approximately two hours after the live webcast by visiting www.investor.jnj.com.

Copies of the financial schedules accompanying this press release are available at www.investor.jnj.com/historical-sales.cfm. The schedules include supplementary sales data, a condensed consolidated statement of earnings, and sales of key products/franchises. Additional information on Johnson & Johnson can be found on the Company’s website at www.jnj.com.

(This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Johnson & Johnson's expectations and projections. Risks and uncertainties include general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment. A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99 of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2007. Copies of this Form 10-K, as well as subsequent filings, are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Johnson & Johnson does not undertake to update any forward-looking statements as a result of new information or future events or developments.)